Exhibit 99.1
[Farm Credit Services of America Letterhead]
Special Accounts
124 Walnut Street
PO Box 219
Yankton, South Dakota 57078-0219
(866) 230-4574
FAX (605) 665-2808
July 30, 2010
Western Iowa Energy, LLC
1220 S. Center Street
Wall Lake, IA 51466
Attn: William J. Horan, Chairman
Re: Master Loan Agreement dated June 6, 2005 between Farm Credit Service of America, FLCA and Western Iowa Energy, LLC, as amended from time to time
Dear Mr. Horan:
Reference is made to our Letter Agreement of May 14, 2010 (the “Letter Agreement”). This will confirm that the agreements set forth in the Letter Agreement are hereby extended to October 31, 2010 subject to the following modification:
1. Paragraph 2 of the Letter Agreement shall be and is hereby deleted in its entirety and replaced with the following:
2. You have previously prepared and provided us with a budget for the period August 1, 2010 through October 31, 2010 (the “Budget”). The Term Revolver shall be funded by us to be used by you solely for the Budget. No funds will be advanced except to be used by you to fund the budget.
2. Paragraph 5 of the Letter Agreement shall be and is hereby deleted in its entirety and shall not be replaced.
3. Paragraph 6 and 7 of the Letter Agreement are hereby renumbered, Paragraphs 5 and 6 respectively.
In all other respects, the Loan Documents, as defined in the Letter Agreement, and the Letter Agreement shall remain in full force and effect, and no amendment or waiver in respect of any term or condition of any Loan Document shall be deemed (i) to be an amendment or waiver in respect of any other term or condition contained in any Loan Document or (ii) to prejudice any right or rights which FCSA may now have or may have in the future under or in connection with the any of the Loan Documents.
The agreements set forth in Paragraph 1 and 2 of the Letter Agreement are hereby extended and shall expire and be of no further force and effect on or after October 31, 2010.
Please indicate your agreement with the terms of this agreement by countersigning in the space below and returning the original to the undersigned.

Sincerely,
/s/ Don Kettering
Don Kettering
VP Special Accounts
AGREED AND ACCEPTED THIS 30th DAY OF July, 2010
WESTERN IOWA ENERGY, LLC
By: /s/ William J. Horan
Its: Chairman